CONFORMED COPY

                      EXCEL CONSENT AND VOTING AGREEMENT


          EXCEL CONSENT AND VOTING AGREEMENT, dated as of June 14, 1998 (this "Agreement"), by and among TELEGLOBE INC., a corporation governed by the Canada Business Corporations Act ("Teleglobe"), and each of the other signatories hereto (each, a "Stockholder" and, collectively, the "Stockholders").

WHEREAS, concurrently herewith, Teleglobe, North Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Teleglobe ("North Sub"), and Excel Communications, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger
Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

WHEREAS, each Stockholder is the record and beneficial owner of the number of shares ("Shares") of common stock, par value $.001 per share, of the Company ("Company Common Stock") set forth opposite such Stockholder's name in
Schedule I hereto;

WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;

WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and approved this Agreement, and such approvals and adoption have not been withdrawn;

WHEREAS, the Stockholders are executing this Agreement (i) as an inducement to Teleglobe to enter into and execute and to cause North Sub to enter into and execute the Merger Agreement and (ii) in reliance upon the representations, warranties, agreements and covenants of Teleglobe set forth in Sections 3.2(ad) and 5.13 thereof; and

WHEREAS, certain holders of common shares of Teleglobe capital stock are concurrently executing the Teleglobe Consent and Voting Agreements as an inducement to Excel to enter into and execute the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          Section 1. Consent and Agreement to Vote. Each Stockholder agrees (for itself and not as to any other Stockholder) that immediately following the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver, or cause to be executed and delivered by the record owner thereof, in accordance with Section 228 of the DGCL, the Excel Stockholders Consent in the form of Exhibit A hereto (the "Consent"), which shall be irrevocable, with respect to all Shares that are owned beneficially or of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

          Each Stockholder hereby further agrees (for itself and not as to any other Stockholder) that, during the term of this Agreement, it shall, from time  to  time, at  the request  of Teleglobe,  at  any meeting  (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, in either case, prior to the earlier of the Effective Time and the termination of this Agreement, if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter), that are beneficially owned by such Stockholder or its wholly owned Affiliates or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval and adoption of the Merger Agreement. Each Stockholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its wholly owned Affiliates to, vote or execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of such Stockholder pursuant to this paragraph.

          In furtherance and not in limitation of the foregoing, each Stockholder hereby grants to, and appoints, Teleglobe and each of Claude Seguin, Francois Laurin and Andre Bourbonnais, in their respective capacities as officers of Teleglobe, and any individual who shall hereafter succeed to any such officer of Teleglobe, and any other designee of Teleglobe, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the Shares as indicated in this Section 1. Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

          Each Stockholder hereby revokes any and all previous proxies with respect to such Person's Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement.

          Section 2. Securities Act Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder hereby agrees and represents to Teleglobe that such Stockholder understands that, to the extent such Stockholder is an "affiliate" (as such term is defined in Rule 405 under the Securities Act) of the Company at the time the Consent is executed or the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering, sale or other disposition by such Stockholder or any of its wholly owned Affiliates of any Teleglobe Common Shares received by such Person in the Merger (collectively, the "Restricted Sales") will, under current law, require any of (i) the further registration under the Securities Act of any Teleglobe Common Shares to be sold by such Person, (ii) compliance with applicable provisions of Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act. Each Stockholder agrees not to, and not to cause or permit any of its wholly owned Affiliates to, make any Restricted Sale unless the conditions of clause (i), (ii) or (iii) are met.

          Section 3. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder that is an "affiliate" of the Company hereby agrees and represents to Teleglobe that from and after the date hereof, such Stockholder will not, and will not permit any of its wholly owned Affiliates to, sell, pledge, transfer or otherwise dispose of, or hedge or otherwise reduce its risk with respect to, any Shares (whether owned as of the date hereof or hereafter acquired) or any Teleglobe Common Shares received by such Stockholder in the Merger or other shares of capital stock of Teleglobe, from the 30th day prior to the Effective Time to such time as results covering at least 30 days of combined operations of the Company and Teleglobe have been published by Teleglobe in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 6-K or any other public filing or announcement which includes the combined results of operations of Teleglobe and Excel, except for transfers or other dispositions that, in the reasonable opinion of Excel's or Teleglobe's independent accountants, will not prevent Teleglobe from accounting for the Merger as a pooling of interests, taking into account the actions of other wholly owned Affiliates of the Company, Teleglobe or the Stockholders.

          Section 4. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

          Section 5. Representations and Warranties of Teleglobe. Teleglobe represents and warrants to each Stockholder as follows:

          (a) This Agreement has been approved by the Board of Directors of Teleglobe, representing all necessary corporate action on the part of Teleglobe for the execution and performance hereof and thereof by Teleglobe (no action by the stockholders of Teleglobe being required).

          (b) This Agreement has been duly executed and delivered by a duly authorized officer of Teleglobe.

          (c) This Agreement constitute a valid and binding agreement of Teleglobe, enforceable against Teleglobe in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (d) The execution and delivery of this Agreement by Teleglobe does not violate or breach, and will not give rise to any violation or breach, of Teleglobe's charter or bylaws, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement, any Law, Governmental Entity approval or Contract by which Teleglobe or its Subsidiaries or their respective assets or properties may be bound.

          Section 6. Representations and Warranties of the Stockholders. Each Stockholder, as to such Stockholder only, represents and warrants to Teleglobe as follows:

          (a) Schedule I sets forth, opposite such Stockholder's name, the number and type of Shares of which such Stockholder is the record or beneficial owner. Such Stockholder is the lawful owner of such Shares, free and clear of all liens, charges, options, rights, encumbrances, stockholders agreements, voting agreements, agreements to transfer or otherwise dispose of such Shares and commitments of every kind, other than this Agreement and as disclosed in Schedule I and has the sole power to vote (or cause to be voted) the Shares as set forth in this Agreement and the Consent. Except as set forth on such Schedule I, neither such Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional shares of Company Common Stock or other securities of the Company or any interest therein or any voting rights with respect to any additional shares of Company Common Stock or any other securities of the Company.

          (b) This Agreement and the Consent each have been duly executed and delivered by a duly authorized officer of such Stockholder or, if the Stockholder is a natural person, the Stockholder has the legal capacity to execute this Agreement.

          (c) This Agreement and the Consent constitute the valid and bind-ing agreements of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors generally by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

          (d) The execution and delivery of this Agreement and the Consent by such Stockholder does not violate or breach, and will not give rise to any violation or breach, of such Stockholder's charter, by-laws, trust instrument or partnership agreement, to the extent applicable or, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any Law, third party consent, Governmental Entity approval or Contract by which such Stockholder or its assets or properties may be bound.

     Section 7. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided however (A) that any amendment by the parties to the Merger Agreement to (x) the Exchange Ratio or the Merger Consideration (each as defined in Section 1.8(a) of the Merger Agreement), (y) Article VI of the Merger Agreement entitled "Conditions Precedent" or (z) Article VII of the Merger Agreement entitled "Termination and Amendment" or (B) the waiver on or prior to the Closing Date by Teleglobe and/or Excel of any material Condition Precedent set forth in Article VI of the Merger Agreement, shall require the written consent of the Shareholders, failing which this Agreement may be terminated in writing by any Shareholder who has not consented to such amendment or such waiver. In any event, if the Effective Time shall not have occurred on or before December 31, 1999, this Agreement may be terminated in writing by any Shareholder and it shall be of no further force or effect as to such Shareholder.

     Section 8.  Miscellaneous.

          (a) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (i)  if to Teleglobe, to

               Teleglobe Inc.
               1000, rue de La Gauchetiere ouest
               Montreal, Quebec H3B 4X5
               Attention: Vice President, Legal Affairs and
               Corporate Secretary
               Facsimile: 514-868-7438

               with a copy to

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017
               Attention: Philip T. Ruegger III, Esq.
               Facsimile: 212-455-2502

          (ii) if to any Stockholder, to

               Excel Communications, Inc.
               8750 North Central Expressway
               Suite 2000
               Dallas, TX 75231
               Attention:  Executive Vice President,
               Secretary and General Counsel
               Facsimile: 214-863-8838

               with a copy to

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153-0119
               Attention: Frederick S. Green, Esq.
               Facsimile: 212-310-8007

          (b) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (d)    Entire  Agreement;  No  Third  Party  Beneficiaries.     This
Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (e) Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

          (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws of such state.

          (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party and the written undertaking of the assignee to be bound by the terms of this Agreement, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          (i) Submission to Jurisdiction; Waivers. Each of Teleglobe and each Stockholder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Teleglobe and each Stockholder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Teleglobe and each Stockholder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8(i), (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (j) Specific Performance. Each party acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other party for which money damages would not be an adequate remedy. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if either party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the other party in respect of such claim hereby waives the claim or defense that the other party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

          (k)  Expenses.   Each of Teleglobe  and each Stockholder  shall bear
its   own  expenses  incurred  in  connection  with  this  Agreement  and  the transactions contemplated hereby.

          (l) Action in Stockholder Capacity Only. No Stockholder makes any agreement or understanding herein as a director or officer of the Company or in any capacity other than as a stockholder of the Company. Each Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of such Stockholder in such representative's capacity as an officer or director of the Company.

          (m) Obligations Several. The obligations of each Stockholder under this Agreement shall be several and not joint. No Stockholder shall have any liability, duty or obligation arising out of or resulting from any failure by any other Stockholder (or any Affiliate thereof) to comply with the terms and conditions of this Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

TELEGLOBE INC.

By: /s/ Charles Sirois
Name:  Charles Sirois
Title:    Chairman and Chief Executive Officer



TROUTT PARTNERS, LTD.

By:  The Troutt Family Trust, its general partner

     By: /s/ Kenny A. Troutt
     Name:   Kenny A. Troutt
     Title:    Trustee



THE TROUTT FAMILY TRUST

By: /s/ Kenny A. Troutt
Name:   Kenny A. Troutt
Title:  Trustee



AUSTEX ENTERPRISES, LTD.

By:      Starah Corporation, its general partner

         By: /s/ Stephen R. Smith
         Name:   Stephen R. Smith
         Title:   President

                                                                     EXHIBIT A
                              STOCKHOLDER CONSENT

                          Action Taken by the Written
                            Consent of Stockholders
                                      of
                                     Excel
                                                                 June 14, 1998

                 The undersigned stockholders of Excel, a Delaware corporation, acting by written consent in lieu of a meeting pursuant to
Section 228 of the General Corporation Law of the State of Delaware, hereby irrevocably consent to the adoption of and adopt the following resolution with respect to the shares of the common stock, par value $.001 per share, of Excel owned of record by such stockholders on the date hereof:

                 RESOLVED, that the Merger Agreement, dated as of June 14, 1998 (the "Merger Agreement"), among Teleglobe, a corporation amalgamated under the Canada Business Corporations Act, North Sub, a direct and wholly-owned subsidiary of Teleglobe, and Excel, a Delaware corporation, a copy of which has been furnished to the undersigned stockholders, be, and it hereby is, adopted and approved by the undersigned stockholders.

                 The action of the stockholders of Excel approved pursuant hereto shall become effective when one or more consents have been (a) signed by stockholders holding shares having a majority of the outstanding shares of Excel Common Stock, being not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to Excel at its principal place of business.


                           Austex Enterprises, Ltd.
                             (Print Name)

                          By: /s/ Stephen R. Smith

                          Name: Stephen R. Smith

                          Title: President
                          Number of Shares: 7,367,933

                          Address of the stockholder:

                          8750 North Central Expressway
                          Suite 2000
                          Dallas, Texas 75231
                          Date of Execution:   6/14/98

                                                                     EXHIBIT A
                              STOCKHOLDER CONSENT

                          Action Taken by the Written
                            Consent of Stockholders
                                      of
                                     Excel
                                                                 June 14, 1998

                 The undersigned stockholders of Excel, a Delaware corporation, acting by written consent in lieu of a meeting pursuant to
Section 228 of the General Corporation Law of the State of Delaware, hereby irrevocably consent to the adoption of and adopt the following resolution with respect to the shares of the common stock, par value $.001 per share, of Excel owned of record by such stockholders on the date hereof:

                 RESOLVED, that the Merger Agreement, dated as of June 14, 1998 (the "Merger Agreement"), among Teleglobe, a corporation amalgamated under the Canada Business Corporations Act, North Sub, a direct and wholly-owned subsidiary of Teleglobe, and Excel, a Delaware corporation, a copy of which has been furnished to the undersigned stockholders, be, and it hereby is, adopted and approved by the undersigned stockholders.

                 The action of the stockholders of Excel approved pursuant hereto shall become effective when one or more consents have been (a) signed by stockholders holding shares having a majority of the outstanding shares of Excel Common Stock, being not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to Excel at its principal place of business.


                                  Troutt Family Trust
                                  (Print Name)

                                  By: /s/ Kenny A. Troutt

                                  Name: Kenny A. Troutt

                                  Title: Trustee
                                  Number of Shares: 10,680,000

                                  Address of the stockholder:

                                  8750 North Central Expressway
                                  Suite 2000
                                  Dallas, Texas 75231
                                  Date of Execution:  6/14/98

                                                                     EXHIBIT A
                              STOCKHOLDER CONSENT

                          Action Taken by the Written
                            Consent of Stockholders
                                      of
                                     Excel
                                                                 June 14, 1998

                 The undersigned stockholders of Excel, a Delaware corporation, acting by written consent in lieu of a meeting pursuant to
Section 228 of the General Corporation Law of the State of Delaware, hereby irrevocably consent to the adoption of and adopt the following resolution with respect to the shares of the common stock, par value $.001 per share, of Excel owned of record by such stockholders on the date hereof:

                 RESOLVED, that the Merger Agreement, dated as of June 14, 1998 (the "Merger Agreement"), among Teleglobe, a corporation amalgamated under the Canada Business Corporations Act, North Sub, a direct and wholly-owned subsidiary of Teleglobe, and Excel, a Delaware corporation, a copy of which has been furnished to the undersigned stockholders, be, and it hereby is, adopted and approved by the undersigned stockholders.

                 The action of the stockholders of Excel approved pursuant hereto shall become effective when one or more consents have been (a) signed by stockholders holding shares having a majority of the outstanding shares of Excel Common Stock, being not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to Excel at its principal place of business.


                                  Troutt Partners, Ltd.
                                  (Print Name)

                                  By: /s/ Kenny A. Troutt

                                  Name: Kenny A. Troutt

                                  Title: Trustee
                                  Number of Shares: 53,000,000

                                  Address of the stockholder:
                                  8750 North Central Expressway
                                  Suite 2000
                                  Dallas, Texas 75231
                                  Date of Execution:  6/14/98
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                                  Schedule I

                                Share Ownership

Name and Address                                   Number of Shares
of Shareholder                                     Beneficially Owned

Troutt Partners, Ltd.                              53,000,000
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

Troutt Family Trust                                10,680,000
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231

Austex Enterprises, Ltd.                           7,367,933
8750 North Central Expressway
Suite 2000
Dallas, Texas 75231
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                                  Schedule II

                                Liens on Shares

[Austex has liens on portions of shares.]